Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612.977.5172

Heide.Erickson@capella.edu

Media Contact:

Mike Buttry

Capella Education Company

612.977.5499

Mike.Buttry@capella.edu

Capella Education Company enters into revolving credit agreement

MINNEAPOLIS, Oct. 3, 2011 - Capella Education Company (NASDAQ:CPLA), a provider of online post-secondary education through its wholly owned subsidiary Capella University, today announced that it has entered into a revolving credit agreement. The credit agreement provides $100 million of borrowing capacity, with an increase option of an additional $50 million. The agreement has a term of five years ending Sept. 30, 2016. Capella’s previous $10 million line of credit facility was terminated upon entering into the new credit agreement.

Capella Education Company is entering into this credit agreement with Bank of America, N.A. as the administrative agent for the credit agreement, and with other lenders including U.S. Bank National Association, PNC Bank National Association, Associated Bank National Association, and Merrill Lynch Pierce Fenner & Smith Inc. as the lead arranger and book manager.

“This credit facility provides Capella with additional financial flexibility on favorable terms for the five year term of the agreement,” said Steve Polacek, senior vice president and chief financial officer. “Capella has a strong balance sheet with no debt and a cash position of $173 million as of June 30, 2011. We will continue to manage our investments and liquidity to position Capella for long-term sustainable growth and shareholder returns.”

The interest rate on borrowings under this credit agreement is either LIBOR plus 1.75 to 2.25 percent or a base rate based on Capella’s consolidated leverage ratio. Additional information is available in Capella Education Company’s Form 8-K filed with the SEC today.

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

About Capella Education Company

Founded in 1991, Capella Education Company is a leader in online education, primarily through our wholly owned subsidiary Capella University, a regionally accredited* online university. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI), an independent provider of United Kingdom (UK) university distance learning qualifications.

Capella University offers online graduate degree programs in business, counseling, education, health administration, homeland security, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor’s degree programs in business, information technology, nursing, psychology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 43 graduate and undergraduate degree programs with 135 specializations. More than 38,000 learners were enrolled as of June 30, 2011. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

Resource Development International Ltd. partners with a number of the top 100 universities in the UK to develop, validate and deliver UK higher education qualifications, predominantly through online courses. For more information, please visit http://www.rdi.co.uk.

Capella Education Company is also an investor in an innovative startup company called Sophia (http://www.sophia.org) - a social teaching and learning platform that integrates education with technology.

*	Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), http://www.capella.edu.

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